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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-235991

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock	62,675,000	$30.25	$1,895,918,750	$206,845

(1)
Assumes full exercise of the underwriters' option to purchase up to an additional 8,175,000 shares of Common Stock, solely to cover over-allotments, if any.

(2)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 21, 2020)

54,500,000 Shares

Elanco Animal Health Incorporated

Common Stock

        The selling shareholder identified in this prospectus supplement is offering 54,500,000 shares of Elanco Animal Health Incorporated common stock, no par value per share ("Common Stock"). We will not receive any of the proceeds from the sale of the shares being sold by the selling shareholder. The selling shareholder will pay underwriting discounts and commissions in respect of the sale of these shares.

        Our Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "ELAN." On November 27, 2020, the last reported sale price of our Common Stock on the NYSE was $31.32 per share.

        Investing in the Common Stock involves risks that are described in the "Risk Factors" section beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

	Per Share	Total
Public offering price	$30.25	$1,648,625,000
Underwriting discount	$0.4084	$22,257,800
Proceeds, before expenses, to the selling shareholder	$29.8416	$1,626,367,200

        The underwriters may also exercise an option to purchase up to an additional 8,175,000 shares from the selling shareholder, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of Common Stock against payment on or about December 3, 2020.

BofA Securities	Goldman Sachs & Co. LLC
Credit Suisse

The date of this prospectus supplement is November 30, 2020.

Prospectus Supplement

Prospectus

        Neither we, the underwriters nor the selling shareholder have authorized anyone to provide you with any information that is not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus that is required to be filed with the Securities and Exchange Commission (the "SEC"). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. Neither we, the underwriters nor the selling shareholder are making an offer to sell, or soliciting an offer to buy, these securities in any state or other jurisdiction where the offer and sale is not permitted.

S-i

        The shares of Common Stock are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting."

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which contains specific information about the selling shareholder and the terms on which the selling shareholder is offering and selling shares of our Common Stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

        To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

USE OF NON-GAAP FINANCIAL INFORMATION

        This prospectus supplement includes certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income and adjusted EPS. For a discussion of the limitations of these measures, the rationales for using these measures and a reconciliation of these measures to the most directly comparable measures used in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), see "Summary—Summary Historical Financial Information."

MARKET AND INDUSTRY INFORMATION

        Unless otherwise indicated, information contained in this prospectus supplement and the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from third-party sources and management estimates. Certain statements, where indicated, are based on information published by Vetnosis Limited ("Vetnosis"), a research and consulting firm specializing in global animal health and veterinary medicine, and management estimates. Our management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source. In addition, assumptions and estimates of our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors." These and other factors could cause future performance to differ materially from our assumptions and estimates. See "Forward-Looking Statements."

TRADEMARKS AND TRADE NAMES

        The name and mark, Elanco, and other trademarks, trade names and service marks of Elanco appearing in this prospectus supplement are the property of Elanco or, as applicable, licensed to Elanco. The name and mark, Eli Lilly and Company, and other trademarks, trade names and service marks of Eli Lilly and Company ("Lilly") appearing in this prospectus supplement are the property of

S-ii

Lilly. This prospectus supplement also contains additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        As required by the Securities Act of 1933, as amended (the "Securities Act"), we filed a registration statement relating to the securities that may be offered pursuant to the accompanying prospectus with the SEC. The accompanying prospectus is a part of that registration statement, which includes additional information.

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC's website at www.sec.gov. Our filings may also be found on our website at www.elanco.com. Information on or accessible through our website does not constitute part of this prospectus supplement or accompanying prospectus (except for SEC reports expressly incorporated by reference herein).

        As permitted by SEC rules, this prospectus supplement and accompanying prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement and the accompanying prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on February 28, 2020), including portions of our Proxy Statement for the 2020 annual meeting of shareholders (filed on April 8, 2020) to the extent specifically incorporated by reference therein;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (filed on May 7, 2020), June 30, 2020 (filed on July 30, 2020) and September 30, 2020 (filed on November 6, 2020);

  •
  our Current Reports on Form 8-K filed on January 17, 2020, January 27, 2020, February 4, 2020, April 20, 2020, May 22, 2020, June 18, 2020, August 3, 2020 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), September 30, 2020 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto) and November 23, 2020 and our Current Report on Form 8-K/A filed on October 15, 2020 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.4 thereto); and

S-iii

  •
  the description of Elanco's capital stock set forth in Elanco's Registration Statement on Form 8-A filed on September 18, 2018, and any amendment or report filed with the SEC for the purpose of updating that description.

        All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Elanco Animal Health Incorporated
Attention: Michael-Bryant Hicks
2500 Innovation Way
Greenfield, IN 46140
Telephone: (877) 352-6261

S-iv

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. In particular, information appearing under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" includes forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions and the following:

  •
  heightened competition, including from innovation or generics;

  •
  the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

  •
  changes in regulatory restrictions on the use of antibiotics in farm animals;

  •
  the impact on our operations, the supply chain, customer demand, and our liquidity as a result of the coronavirus (COVID-19) global health pandemic;

  •
  our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

  •
  consolidation of our customers and distributors;

  •
  an outbreak of infectious disease carried by farm animals;

  •
  the success of our research and development and licensing efforts;

  •
  our ability to complete acquisitions and successfully integrate the businesses we acquire, including the Bayer Aktiengesellschaft ("Bayer") animal health business (the "Bayer Animal Health Business");

  •
  the impact of the COVID-19 global health pandemic on our ability to achieve the anticipated revenue, earnings, accretion and other benefits associated with the integration of the Bayer Animal Health Business;

  •
  misuse, off-label or counterfeiting use of our products;

  •
  unanticipated safety, quality or efficacy concerns associated with our products;

  •
  the impact of weather conditions and the availability of natural resources;

  •
  disruption in our supply chain due to manufacturing issues experienced by our contract manufacturers;

  •
  the impact of increased or decreased sales to our channel distributors resulting in higher or lower inventory levels held by them in advance of or trailing actual customer demand, which could lead to variations in quarterly revenue results;

  •
  risks related to our presence in emerging markets;

  •
  changes in U.S. foreign trade policy, imposition of tariffs or trade disputes;

S-v

  •
  the impact of global macroeconomic conditions; and

  •
  the effect on our business resulting from our separation from Lilly, including the various costs associated with transition to a standalone entity, including the ability to stand up our enterprise resource planning (ERP) system and other information technology systems.

        There may be other factors that may cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described under the "Risk Factors" section herein, in the accompanying prospectus and in the documents incorporated herein by reference.

        All forward-looking statements speak only as of the date of this prospectus supplement, even if subsequently made available by us on our website or otherwise, and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

        In this prospectus supplement, the terms "Elanco," "we," "us" and "our" refer to Elanco Animal Health Incorporated, unless the context requires otherwise.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This summary includes highlights of more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read, in their entirety, this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with all information incorporated by reference herein and therein, carefully, especially the "Risk Factors" section of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2019 (our "2019 Annual Report"), our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 (collectively, our "Quarterly Reports") and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement, before making an investment decision. Some of the statements in this prospectus supplement, in the accompanying prospectus and in the information incorporated by reference herein and therein constitute forward-looking statements. See "Forward-Looking Statements" for more information.

 The Company

        Founded in 1954 as part of Eli Lilly and Company ("Lilly"), Elanco is a premier animal health company that innovates, develops, manufactures and markets products for pets and farm animals. Headquartered in Greenfield, Indiana, we are the second largest animal health company in the world, with pro forma combined revenue of Elanco and the recently acquired Bayer Animal Health Business of approximately $4.7 billion for the year ended December 31, 2019. Excluding the Bayer Animal Health Business, globally, we are #1 in medicinal feed additives, #2 in poultry, and #3 in other pharmaceuticals, which are mainly pet health therapeutics, measured by 2019 revenue, according to Vetnosis.

        We have one of the broadest portfolios of pet parasiticides in the pet health animal sector. We offer a diverse portfolio of more than 190 brands that make us a trusted partner to veterinarians and farm animal producers in more than 90 countries.

        For a description of our business, financial condition, results of operations and other important information regarding Elanco, we refer you to our filings with the SEC incorporated by reference into this prospectus.

Selling Shareholder

        The selling shareholder is Bayer World Investments B.V., an indirect, wholly owned subsidiary of Bayer, and received 72,946,429 shares of the Company's Common Stock (the "Consideration Shares") in connection with the closing of the Company's acquisition of the Bayer Animal Health Business.

Corporate Information

        Our principal executive offices are located at 2500 Innovation Way, Greenfield, Indiana 46140, telephone (877) 352 6261. Our website is www.elanco.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

THE OFFERING

Issuer	Elanco Animal Health Incorporated.
Common Stock offered by the selling shareholder	54,500,000 shares.
Common Stock outstanding	471,879,904 shares (as of September 30, 2020).
Underwriters' option to purchase additional shares	The selling shareholder has granted the underwriters a 30-day option to purchase up to an additional 8,175,000 shares of Common Stock owned by them.
Use of proceeds

The selling shareholder will receive all of the proceeds from the sale of the Common Stock offered hereby. We will not receive any proceeds from the sale of the shares of our Common Stock in this offering. See "Use of Proceeds."

Dividend policy

We currently intend to retain all future earnings, if any, for use in the operation of our business and to fund future growth. The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business conditions and covenants under any applicable contractual arrangements, including our indebtedness. See "Description of Capital Stock—Dividend Rights" in the accompanying prospectus.

NYSE symbol	"ELAN."
Risk factors

You should carefully read and consider the information set forth under "Risk Factors" in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us and the information incorporated herein and therein, including our 2019 Annual Report and our Quarterly Reports, before investing in our Common Stock.

        The number of shares of Common Stock outstanding is based on 471,879,904 shares outstanding as of September 30, 2020, and excludes:

  •
  approximately 3,993,201 shares of Common Stock issuable upon exercise or vesting of equity awards outstanding as of September 30, 2020;

  •
  approximately 7,381,799 shares of Common Stock that were available for issuance under the 2018 Elanco Stock Plan and Elanco Animal Health Incorporated Directors' Deferral Plan as of September 30, 2020; and

  •
  approximately 17.2 million shares of Common Stock reserved for issuance upon settlement of the Company's tangible equity unit purchase contracts, assuming the maximum number of shares issuable upon automatic settlement of such tangible equity unit purchase contracts that are components of the unit.

        Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares from the selling shareholder.

 SUMMARY HISTORICAL FINANCIAL INFORMATION

        The following table presents summary historical condensed consolidated and combined financial information for Elanco.

        The summary historical condensed consolidated statements of operations data for the nine months ended September 30, 2020 and 2019 and the summary historical condensed consolidated balance sheet data as of September 30, 2020 presented below have been derived from Elanco's unaudited condensed consolidated and combined financial statements incorporated by reference into this prospectus supplement. The summary historical consolidated and combined statements of operations data for the years ended December 31, 2019, 2018 and 2017 and the consolidated and combined balance sheet data as of December 31, 2019 and 2018 presented below have been derived from Elanco's audited consolidated and combined financial statements incorporated by reference into this prospectus supplement. Elanco's results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for any other interim period or for the full fiscal year.

        Elanco's combined financial statements for the periods prior to its initial public offering on September 24, 2018 (the "IPO") include the attribution of certain assets and liabilities that have historically been held at the Lilly corporate level but which are specifically identifiable or attributable to Elanco. Elanco's combined financial statements for the period prior to the IPO also include expense allocations related to certain Lilly corporate functions, including executive oversight, treasury, legal, finance, human resources, tax, internal audit, financial reporting, information technology and investor relations. These expenses have been allocated to Elanco based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily on a pro rata basis of revenue, headcount or other measures. Elanco believes that this expense methodology, and the results thereof, is reasonable for all periods presented. However, the allocations may not be indicative of the actual expense that would have been incurred if Elanco had operated as an independent, publicly traded company for the periods presented prior to the IPO. It is impractical to estimate what Elanco's standalone costs would have been for the historical periods presented prior to the IPO.

        The information set forth below should be read together with the other information contained in the 2019 Annual Report and Elanco's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020. See "Incorporation by Reference."

	As of and for the nine months ended September 30,		As of and for the year ended December 31,
(in millions, except per share data)	2020	2019	2019	2018	2017
Statement of Operations Data:
Revenue	$2,133.6	$2,284.0	$3,071.0	$3,066.8	$2,889.0
Costs, expenses and other:
Cost of sales	1,070.4	1,060.2	1,470.3	1,573.8	1,493.9
Research and development	214.3	202.8	270.1	246.6	251.7
Marketing, selling and administrative	622.5	574.3	760.2	735.2	779.8
Amortization of intangible assets	196.2	149.0	200.4	197.4	221.2
Asset impairment, restructuring and other special charges	456.4	133.9	185.5	128.8	375.1
Interest expense, net of capitalized interest	89.4	60.2	78.9	29.6	—
Other expense (income), net	(161.7)	21.1	27.4	41.3	(0.1)

	2,487.5	2,201.5	2,992.8	2,952.7	3,121.6

Income (loss) before income taxes	(353.9)	82.5	78.2	114.1	(232.6)
Income tax expense (benefit)	(116.6)	5.1	10.3	27.6	78.1

Net income (loss)	$(237.3)	$77.4	$67.9	$86.5	$(310.7)

Earnings per share:
Basic	$(0.56)	$0.21	$0.18	$0.28	$(1.06)
Diluted	(0.56)	0.21	0.18	0.28	(1.06)
Weighted average shares outstanding:
Basic	426.5	367.7	369.0	313.7	293.3
Diluted	426.5	368.7	370.3	313.7	293.3
Balance Sheet Data:
Total assets	$17,237.0	$8,823.7	$8,985.8	$8,956.7	$8,940.3
Total liabilities	8,892.8	3,336.0	3,438.9	3,759.2	1,160.0
Long-term debt	5,586.5	2,335.6	2,330.5	2,443.3	—
Total equity	8,344.2	5,487.7	5,546.9	5,197.5	7,780.3
Other Financial Data:
Adjusted EBITDA(1)	$352.6	$516.5	$662.8	$647.5	$498.9
Adjusted net income(2)	150.1	306.2	394.0	431.8	250.5
Adjusted EPS(3)	0.35	0.83	1.06	1.18	0.69

(1)
Elanco defines adjusted EBITDA as net income (loss) adjusted for interest expense, income tax expense (benefit) and depreciation and amortization, further adjusted to exclude purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs and other specified significant items, such as unusual or non-recurring items that are unrelated to Elanco's long-term operations. For the periods presented, Elanco has not made adjustments for all items that may be considered unrelated to its long-term operations. Elanco believes adjusted EBITDA, when used in conjunction with Elanco's results presented in accordance with U.S. GAAP and its reconciliation to net income (loss), enhances investors' understanding of Elanco's performance, valuation and prospects for the future. Elanco also believes adjusted EBITDA is a measure used in the animal health industry by analysts as a valuable performance metric for investors. The primary material limitations associated with the use of adjusted EBITDA as compared to net income (loss) results include the following: (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it excludes financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) it excludes items or types of items that may continue to occur from period to period in the future and (iv) it may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as Contract Manufacturing activities (formerly referred to as "Strategic Exits"). Adjusted EBITDA is not, and should not be viewed as, a substitute for net income (loss). We encourage investors to review our audited and unaudited financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.

        The following is a reconciliation of net income (loss), as reported under U.S. GAAP, to adjusted EBITDA for the periods presents below:

	Nine months ended September 30,		Year ended December 31,
(in millions)	2020	2019	2019	2018	2017
Reported Net Income (Loss)	$(237.3)	$77.4	$67.9	$86.5	$(310.7)
Interest expense, net	89.4	60.2	78.9	29.6	—
Income tax expense (benefit)	(116.6)	5.1	10.3	27.6	78.1
Depreciation and amortization	294.7	231.1	314.4	296.0	318.4

EBITDA	30.2	373.8	471.5	439.7	85.8
Purchase accounting adjustments to inventory(a)	39.0	0.6	0.8	—	42.7
Cost for integration of acquisitions and separation from Lilly(b)	318.5	100.1	144.7	26.5	90.3
Severance(b)	131.2	9.1	8.2	15.5	162.0
Asset impairments(b)	6.7	25.2	32.6	81.9	110.6
Gain on sale of assets	(49.4)	—	—	(0.8)	(19.6)
Facility exit costs	0.7	—	—	5.7	31.8
Accelerated depreciation and amortization	(6.6)	—	(3.0)	—	—
Contingent consideration(c)	(2.1)	7.5	8.0	40.4	(4.7)
Inventory write-off(d)	—	0.2	—	38.6	—
Debt issuance cost write-off	36.3	—	—	—	—
Other(e)	(151.9)	—	—	—	—

Adjusted EBITDA	$352.6	$516.5	$662.8	$647.5	$498.9

(a)
Represents the amortization of the fair value increase in inventory in connection with business combinations.

(b)
Includes the integration costs related to various acquisitions, including the Bayer Animal Health Business, charges related to independent stand-up costs as well as costs related to severance associated with various restructuring programs in addition to severance recorded in 2017 associated with the U.S. voluntary early retirement program offered by Lilly. Asset impairments represent adjustments recorded to write assets down to their current fair value.

(c)
Primarily represents the change in fair value related to Prevtec and Aratana contingent consideration.

(d)
Primarily represents the write off of inventory associated with the suspension of commercial activities of Imrestor.

(e)
Represents net gains recorded in relation to the divestiture of several products as required as a result of the acquisition of the Bayer Animal Health Business ($149.1 million) and a hedging gain related to the closing of the acquisition of the Bayer Animal Health Business ($6.0 million), partially offset by the settlement of a legal matter ($3.2 million).
(2)
Elanco defines adjusted net income as net income (loss) excluding amortization of intangible assets, purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs and other specified significant items, such as unusual or non-recurring items that are unrelated to Elanco's long-term operations. For the periods presented, the only other specified significant item included is the exclusion in 2017 of the benefit related to the recently enacted U.S. tax reform legislation. Adjusted net income is an alternative view of performance used by Elanco's management to evaluate the results of Elanco's operations and the discovery, development, manufacture and commercialization of Elanco's products, prior to considering certain income statement elements. Specifically, Elanco's management uses adjusted net income for the purpose of analyzing performance results and setting compensation targets. Elanco believes adjusted net income, when used in conjunction with Elanco's results presented in accordance with U.S. GAAP and its reconciliation to net income (loss), enhances investors' understanding of its performance, valuation and prospects for the future. Elanco also believes adjusted net income is a measure used in the animal health industry by analysts as a valuable performance metric for investors. The primary material limitations associated with the use of adjusted net income as compared to net income (loss) results include the following: (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it excludes financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) it excludes items or types of items that may continue to occur from period to period in the future and (iv) it may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as Contract Manufacturing activities. Adjusted net income is not, and should not be viewed as, a substitute for net income (loss). We encourage investors to review our audited and unaudited financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures.

    The following is a reconciliation of net income (loss), as reported under U.S. GAAP, to adjusted net income for the periods presented below:

	Nine months ended September 30,		Year ended December 31,
(in millions)	2020	2019	2019	2018	2017
Reported Net Income (Loss)	$(237.3)	$77.4	$67.9	$86.5	$(310.7)
Amortization of intangible assets	196.2	149.0	200.4	197.4	221.2
Purchase accounting adjustments to inventory(a)	39.0	0.6	0.8	—	42.7
Cost for integration of acquisitions and separation from Lilly(b)	318.5	100.1	144.7	26.5	90.3
Severance(b)	131.2	9.1	8.2	15.5	162.0
Asset impairment(b)	6.7	25.2	32.6	81.9	110.6
Gain on sale of assets	(49.4)	—	—	(0.8)	(19.6)
Facility exit costs	0.7	—	—	5.7	31.8
Contingent consideration(c)	(2.1)	7.5	8.0	40.4	(4.7)
Inventory write-off(d)	—	0.2	—	38.6	—
Debt issuance cost write-off	36.3	—	—	—	—
Interest expense, net of capitalized interest	2.9	—	—	—	—
Other(e)	(151.9)	—	—	—	—
U.S. tax reform	—	—	—	—	(33.1)
Tax effect of adjustments(f)	(140.7)	(62.9)	(68.6)	(59.9)	(40.0)

Adjusted Net Income	$150.1	$306.2	$394.0	$431.8	$250.5

(a)
Represents the amortization of the fair value increase in inventory in connection with business combinations.

(b)
Includes the integration costs related to various acquisitions, including the Bayer Animal Health Business, charges related to independent stand-up costs as well as costs related to severance associated with various restructuring programs in addition to severance recorded in 2017 associated with the U.S. voluntary early retirement program offered by Lilly. Asset impairments represent adjustments recorded to write assets down to their current fair value.

(c)
Primarily represents the change in contingent consideration related to Aratana contingent consideration.

(d)
Primarily represents the write off of inventory associated with the suspension of commercial activities of Imrestor.

(e)
Represents net gains recorded in relation to the divestiture of several products as required as a result of the acquisition of the Bayer Animal Health Business ($149.1 million) and a hedging gain related to the closing of the acquisition of the Bayer Animal Health Business ($6.0 million), partially offset by the settlement of a legal matter ($3.2 million).

(f)
The tax effect of the adjustments is calculated by applying the applicable tax rate to each adjustment in each relevant jurisdiction. In jurisdictions where Elanco had recorded deferred tax assets related to net operating losses that were offset with valuation allowances, Elanco applied the applicable tax rate to each adjustment and further adjusted for the tax effect of the beneficial reversal of the valuation allowances.

(3)
Elanco defines adjusted EPS as adjusted net income divided by the number of weighted average shares outstanding as of the applicable period. The primary material limitations associated with the use of adjusted EPS as compared to As Reported EPS include the following: (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it excludes financial information and events, such as the effects of an acquisition or amortization of intangible assets, that some may consider important in evaluating our performance, value or prospects for the future, (iii) it excludes items or types of items that may continue to occur from period to period in the future and (iv) it may not exclude all unusual or non-recurring items, which could increase or decrease these measures, which investors may consider to be unrelated to our long-term operations, such as Contract Manufacturing activities. Adjusted EPS is not, and should not be viewed as, a substitute for As Reported EPS. We encourage investors to review our audited and unaudited financial statements in their entirety and caution investors to use U.S. GAAP measures as the primary means of evaluating our performance, value and prospects for the future, and non-GAAP measures as supplemental measures. The following is a reconciliation of EPS, as reported under U.S. GAAP, to adjusted EPS for the periods presented below:

	Nine months ended September 30,		Year ended December 31,
	2020	2019	2019	2018	2017
As Reported EPS	$(0.56)	$0.21	$0.18	$0.28	$(1.06)
Cost of sales	0.09	0.00	0.00	0.10	0.12
Amortization of intangible assets	0.46	0.40	0.54	0.54	0.60
Asset impairments, restructuring and other special charges	1.07	0.36	0.50	0.35	1.03
Other-net, (income) expense	(0.39)	0.02	0.02	0.11	(0.01)
Interest expense, net of capitalized interest	0.01	—	—	—	—

Subtotal	$1.24	$0.79	$1.07	$1.10	$1.74
Tax impact of adjustments	(0.33)	(0.17)	(0.19)	(0.16)	(0.20)

Total adjustments to EPS	$0.91	$0.62	$0.88	$0.94	$1.54
Impact of adjusted weighted average shares outstanding: Basic and diluted(a)	—	—	—	(0.04)	0.21

Adjusted EPS(b)	$0.35	$0.83	$1.06	$1.18	$0.69

(a)
Adjusted weighted average shares outstanding: Basic and diluted includes the full impact of 72.3 million shares sold in the IPO for the year ended December 31, 2018.

(b)
Adjusted EPS is calculated as the sum of As Reported EPS, Total Adjustments to EPS, and Impact of Adjusted weighted average shares outstanding: Basic and diluted.

RISK FACTORS

        An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors described in our 2019 Annual Report, our Quarterly Reports and below, as well as the other information contained or incorporated by reference in this prospectus supplement, before deciding whether to invest in our Common Stock. The risk factors described in such reports and below could materially and adversely affect our business, financial condition or results of operations. However, the risk factors described in such reports and below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such cases, the trading price of our Common Stock could decline and you may lose all or part of your investment.

Risks Related to our Common Stock and this Offering

Future sales or the possibility of future sales of a substantial amount of our Common Stock may depress the price of shares of our Common Stock.

        The sale or issuance of substantial amounts of shares of our Common Stock, including further sales of Common Stock by the selling shareholder, or other securities convertible or exchangeable into shares of our Common Stock in the public market, or the settlement of the tangible equity unit purchase contracts, or the perception that such sales, issuances or settlements could occur, could adversely affect the prevailing market price of our Common Stock. This could also impair our ability to raise additional capital through future sales of our equity securities. Future sales or the availability for sale of substantial amounts of our Common Stock or other equity-related securities could be dilutive to holders of our Common Stock and could adversely affect their voting and other rights and economic interests. Holders of our Common Stock may also experience additional dilution upon future vesting events, equity issuances, exercise of options to purchase our Common Stock or the settlement of restricted stock units granted to our employees, executive officers and directors.

        As of September 30, 2020, there were 471,879,904 shares of our Common Stock outstanding, excluding approximately 3,993,201 shares of our Common Stock issuable upon exercise or vesting of outstanding equity awards and approximately 7,381,799 shares of Common Stock available for issuance under the 2018 Elanco Stock Plan and Elanco Animal Health Incorporated Directors' Deferral Plan; issuances of these shares are registered on our Registration Statement on Form S-8. Accordingly, shares of our Common Stock registered under such registration statement will be available for sale in the open market upon exercise or vesting by the holders of such awards, subject to vesting restrictions and Rule 144 limitations applicable to our affiliates. As of September 30, 2020, we also had approximately 17.2 million shares of Common Stock reserved for issuance upon settlement of our tangible equity unit purchase contracts, assuming the maximum number of shares issuable upon automatic settlement of such tangible equity unit purchase contracts.

        In connection with the consummation of the acquisition (the "Acquisition") pursuant to the Share and Asset Purchase Agreement, dated as of August 20, 2019 (as amended from time to time, the "Purchase Agreement") of the Bayer Animal Health Business, we issued the Consideration Shares (72,946,429 shares of Common Stock) to the selling shareholder. The selling shareholder is offering 54,500,000 of the Consideration Shares in this offering (or 62,675,000 of the Consideration Shares if the underwriters exercise in full their option to purchase additional shares). Subject to certain lock-up restrictions with respect to the transfer of the Consideration Shares under the Purchase Agreement (which have been waived to the extent necessary to permit the sale of the shares of Common Stock being offered in this offering, including the shares being offered pursuant to the underwriters' option to purchase additional shares), the selling shareholder may request that we complete underwritten offerings with respect to the remaining Consideration Shares, subject to limitations on minimum offering size. Any shares of Common Stock sold by the selling shareholder under our shelf registration statement in compliance with or following the expiration of the lock-up provisions under the Purchase Agreement, including the shares sold in this offering, will be freely tradable. In the event the selling shareholder exercises its registration rights and sells a large number of shares of our Common Stock, such sales could reduce the trading price of our Common Stock. These sales or the prospects of these sales or any other sales also could impede our ability to raise future capital.

        In addition, subject to compliance with our tax matters agreement with Lilly, we may also issue additional shares of our Common Stock or convertible debt securities to finance future acquisitions or for other corporate purposes. We cannot predict the size of future issuances of our Common Stock or other securities or the effect, if any, that future issuances and sales of our Common Stock or other securities will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock (including shares of our Common Stock issued in connection with the Acquisition or any future acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock.

The price of our Common Stock may fluctuate substantially.

        You should consider an investment in our Common Stock to be risky, and you should invest in our Common Stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our Common Stock to fluctuate, in addition to the other risks mentioned in this section of the prospectus supplement, are:

  •
  the scale and scope of the COVID-19 pandemic;

  •
  our announcements or our competitors' announcements regarding new products, enhancements, significant contracts, acquisitions or strategic investments;

  •
  changes in earnings estimates or recommendations by securities analysts, if any, who cover our Common Stock;

  •
  failures to meet external expectations or management guidance;

  •
  fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

  •
  changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of Common Stock by our shareholders or our incurrence of additional debt;

  •
  reputational issues;

  •
  changes in general economic and market conditions in or any of the regions in which we conduct our business;

  •
  changes in industry conditions or perceptions; and

  •
  changes in applicable laws, rules or regulations and other dynamics.

        In addition, if the market for stocks in our industry or related industries, or the stock market in general, experiences a loss of investor confidence, the trading price of our Common Stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

        The market price of our Common Stock is also likely to be influenced by our tangible equity units. For example, the market price of our Common Stock could become more volatile and could be depressed by:

  •
  investors' anticipation of the potential resale in the market of a substantial number of additional shares of our Common Stock received upon settlement of the purchase contracts that are a component of our tangible equity units;

  •
  possible sales of our Common Stock by investors who view our tangible equity units as a more attractive means of equity participation in us than owning shares of our Common Stock; and

  •
  hedging or arbitrage trading activity that may develop involving our tangible equity units and our Common Stock.

We do not anticipate paying dividends on our Common Stock in the foreseeable future.

        We do not anticipate paying any dividends in the foreseeable future on our Common Stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit facilities contain restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our Common Stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

The distributions we pay on our Common Stock may not qualify as dividends for U.S. federal income tax purposes, which could adversely affect the U.S. federal income tax consequences to you of owning our Common Stock.

        Generally, any distributions that we make to a shareholder with respect to its shares of our Common Stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. While we expect that we will have accumulated earnings and profits, as determined for U.S. federal income tax purposes, allocated to us as a result of our separation from Lilly, this allocation has not yet been finalized. Furthermore, our ability to generate earnings and profits, as determined for U.S. federal income tax purposes, in any future year is subject to a number of variables that are uncertain and difficult to predict.

        Generally, any distribution not constituting a dividend under the rules described above will be treated as first reducing your adjusted basis in your shares of our Common Stock and, to the extent that the distribution exceeds your adjusted basis in your shares of our Common Stock, as gain from the sale or exchange of such shares, and if you are a domestic corporation, you will not be entitled to claim, with respect to such non-dividend distribution, a "dividends-received" deduction, which generally applies to dividends received from other domestic corporations.

        See "Certain U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders—Distributions" for a more detailed description of the material U.S. federal income tax consequences of distributions on our Common Stock.

Applicable laws and regulations, provisions of our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws may discourage takeover attempts and business combinations that shareholders might consider in their best interests.

        Applicable laws, provisions of our amended and restated articles of incorporation and our amended and restated bylaws and certain contractual rights that have been granted to Lilly under the master separation agreement may delay, deter, prevent or render more difficult a takeover attempt that our shareholders might consider in their best interests. For example, they may prevent our shareholders from receiving the benefit from any premium to the market price of our Common Stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our Common Stock if they are viewed as discouraging takeover attempts in the future.

        Our amended and restated articles of incorporation and our amended and restated bylaws contain provisions that are intended to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover, which could deter coercive takeover practices and inadequate takeover bids. These provisions provide for:

  •
  a board of directors divided into three classes with staggered terms;

  •
  advance notice requirements regarding how our shareholders may present proposals or nominate directors for election at shareholder meetings;

  •
  the right of our board of directors to issue one or more series of preferred stock with such powers, rights and preferences as the board of directors shall determine;

  •
  only the board of directors to fill newly-created directorships or vacancies on our board of directors;

  •
  limitations on the ability of shareholders to call special meetings of shareholders and require that all shareholder action be taken at a meeting rather than by written consent;

  •
  a two-thirds shareholder vote requirement to amend our amended and restated articles of incorporation;

  •
  the exclusive right of our board of directors to amend our amended and restated bylaws; and

  •
  the requirement that a 66 2/3% vote is necessary to remove directors.

        These limitations may adversely affect the prevailing market price and market for our Common Stock if they are viewed as limiting the liquidity of our stock or discouraging takeover attempts in the future.

USE OF PROCEEDS

        The selling shareholder will receive all of the proceeds from the sale of the shares of Common Stock offered hereby. We will not receive any proceeds from the sale of the shares of our Common Stock in this offering.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a discussion of certain U.S. federal income and estate tax considerations relating to the acquisition, ownership and disposition of our Common Stock by Non-U.S. Holders (as defined below) that purchase our Common Stock pursuant to this offering and hold such Common Stock as a capital asset (generally, for investment). For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of our Common Stock that is treated as:

  •
  a non-resident individual, as determined for U.S. federal income tax purposes;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of a jurisdiction other than the U.S. or any state or political subdivision thereof;

  •
  an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, other than a trust that (i) is subject to the primary supervision of a court within the United States and that has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        A modified definition of "Non-U.S. Holder" applies for U.S. federal estate tax purposes (as discussed below).

        For purposes of this discussion, a Non-U.S. Holder does not include a partnership or other pass-through entity (including for this purpose any entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes). If a partnership or other pass-through entity is a beneficial owner of our Common Stock, the tax treatment of a partner or other owner will generally depend upon the status of the partner (or other owner) and the activities of the entity. If you are a partner (or other owner) of a partnership or other pass-through entity that acquires our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of acquiring, owning and disposing of our Common Stock.

        This discussion is not a complete analysis or listing of all of the possible tax consequences of acquiring, owning and disposing of our Common Stock and does not address all tax considerations that might be relevant to a Non-U.S. Holder in light of its particular circumstances or to Non-U.S. Holders that may be subject to special treatment under U.S. federal tax laws (including, without limitation, banks, insurance companies, dealers in securities, foreign governments, certain former citizens or residents of the United States, passive foreign investment companies, controlled foreign companies, or holders who hold our Common Stock as part of a straddle, hedge or other integrated transaction). Furthermore, this summary does not address gift tax consequences, the net investment income tax, the alternative minimum tax, any other U.S. federal tax laws other than U.S. federal income and estate tax laws, or tax consequences under any state, local or foreign laws.

        The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations promulgated thereunder, U.S. judicial decisions and administrative pronouncements, all as in effect as of the date hereof. All of the preceding authorities are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences described below.

        The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our Common Stock and no opinion or representation with respect to the U.S. federal income tax consequences to any such holder or prospective holder is made. Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local and applicable non-U.S. tax laws of the acquisition, ownership and disposition of our Common Stock.

Distributions

        If we make distributions of cash or property in respect of our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Except as described below under "—U.S. Trade or Business Income," a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our Common Stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of the Non-U.S. Holder's tax basis in shares of our Common Stock, and thereafter will be treated as capital gain (which will be treated in the manner described below under "—Sale, Exchange or Other Taxable Disposition of our Common Stock"). However, except to the extent that we elect (or the paying agent or other intermediary through which a Non-U.S. Holder holds our Common Stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case the Non-U.S. Holder would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

        In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form (or, in each case, an appropriate successor form) certifying such shareholder's entitlement to benefits under the treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, the Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding possible entitlement to benefits under an income tax treaty.

        Dividend income that is effectively connected with the conduct of a trade or business within the U.S. by a Non-U.S. Holder will be taxed in the manner described in "—U.S. Trade or Business Income" below.

Sale, Exchange or Other Taxable Disposition of Our Common Stock

        Except as described below under "—Information Reporting and Backup Withholding Tax," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other disposition of our Common Stock unless:

  •
  the gain is effectively connected with the conduct of a trade or business within the U.S. by such Non-U.S. Holder, in which case, such gain will be taxed as described in "—U.S. Trade or Business Income," below;

  •
  the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources (provided that such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

  •
  we are or have been a "U.S. real property holding corporation" (a "USRPHC") under section 897 of the Code at any time during the period (the "applicable period") that is the shorter of the five-year period ending on the date of the disposition of our Common Stock and the Non-US. Holder's holding period for our Common Stock, in which case, subject to the Publicly Traded Exception (discussed below), such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income.

        In general, a corporation is a USRPHC if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If it is determined that we are a USRPHC, gain realized by a Non-U.S. Holder on a sale, exchange or other disposition of our Common Stock will not be subject to tax as U.S. trade or business income under section 897 of the Code if such Non-U.S. Holder's holdings (direct and indirect) at all times during the applicable period constituted 5% or less of our Common Stock, provided that our Common Stock was regularly traded on an established securities market during such period (the "Publicly Traded Exception"). Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future.

U.S. Trade or Business Income

        For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our Common Stock will be considered to be "U.S. trade or business income" if (A) (i) such income or gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder and (ii) if the Non-U.S. Holder is eligible for the benefits of an income tax treaty with the United States, such income or gain is attributable to a permanent establishment (or, in the case of an individual, a fixed base) that the Non-U.S. Holder maintains in the United States or (B) other than with respect to dividend income, we are or have been a USRPHC at any time during the applicable period (subject to the Publicly Traded Exception discussed under "—Sale, Exchange or Other Taxable Disposition of our Common Stock"). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided certain certification and disclosure requirements are satisfied, including providing a properly executed IRS Form W-8ECI or other applicable form (or, in each case, an appropriate successor form)); instead, such income is subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (in the same manner as a U.S. person). Any U.S. trade or business income received by a non-U.S. corporation pursuant to (A) above may also be subject to a "branch profits tax" at a 30% rate or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding Tax

        We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to a Non-U.S. Holder of our Common Stock will generally be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, an appropriate successor form) or otherwise establishes an exemption and the applicable withholding agent does not have actual knowledge or reason to know that the shareholder is a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

        The payment of the proceeds from the disposition of our Common Stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless the shareholder certifies as to such shareholder's non-U.S. status under penalties of perjury or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the U.S. (a "U.S. related financial intermediary"). In the case of the payment of proceeds from the disposition of our Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the beneficial owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Holders of our Common Stock are urged to consult their tax advisor on the application of information reporting and backup withholding in light of their particular circumstances.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be refunded by the IRS or credited against such shareholder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

        Provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our Common Stock paid to a non-U.S. entity unless: (i) if the non-U.S. entity is a "foreign financial institution," such non-U.S. entity undertakes certain due diligence, reporting, withholding and certification obligations; (ii) if the non-U.S. entity is not a "foreign financial institution," such non-U.S. entity identifies any "substantial" owner (generally, any specified U.S. person who owns, directly or indirectly, more than a specified percentage of such entity) or (iii) the non-U.S. entity is otherwise exempt under FATCA.

        Withholding under FATCA generally applies to payments of dividends on our Common Stock. Proposed Treasury regulations, which taxpayers may rely upon until final regulations are issued, eliminate withholding on payments of gross proceeds. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of the tax, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. Holders are urged to consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock and the entities through which they hold our Common Stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

U.S. Federal Estate Tax

        Shares of our Common Stock owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically determined for U.S. federal estate tax purposes) at the time of such individual's death will be included in such individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

SELLING SHAREHOLDER

        The following table and the notes thereto sets forth (i) the selling shareholder, (ii) the number of shares of Common Stock that the selling shareholder beneficially owned prior to this offering and the number of shares proposed to be sold in this offering by the selling shareholder, and (iii) the number of shares of our Common Stock that will be beneficially owned by the selling shareholder following this offering.

        The amounts and percentage of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.

        Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Class(2)	Number of Shares Being Offered	Number of Shares Being Offered Assuming Full Exercise of Option to Purchase Additional Shares	Number of Shares Beneficially Owned After the Offering Assuming No Exercise of Option to Purchase Additional Shares	Percentage of Class(2)	Number of Shares Beneficially Owned After the Offering Assuming Exercise of Option to Purchase Additional Shares	Percentage of Class(2)
Bayer World Investments B.V.(1)	72,946,429	15.46%	54,500,000	62,675,000	18,446,429	3.91%	10,271,429	2.18%

(1)
Bayer World Investments B.V. is an indirect wholly owned subsidiary of Bayer Aktiengesellschaft, which may be deemed an indirect beneficial owner of any securities beneficially owned by Bayer World Investments B.V. The principal business address for Bayer World Investments B.V. is Energieweg 1, 3641 RT Mijdrecht, Netherlands. The principal business address for Bayer Aktiengesellschaft is Kaiser-Wilhelm-Allee, D-52368 Leverkusen, Germany.

(2)
For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 471,879,904 shares of our Common Stock outstanding as of September 30, 2020.

UNDERWRITING

        BofA Securities, Inc., Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholder and the underwriters, the selling shareholder has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling shareholder, the number of shares of Common Stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	21,800,000
Goldman Sachs & Co. LLC	21,800,000
Credit Suisse Securities (USA) LLC	10,900,000

Total	54,500,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

        We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us and the selling shareholder that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.2450 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling shareholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$30.25	$1,648,625,000	$1,895,918,750
Underwriting discount	$0.4084	$22,257,800	$25,596,470
Proceeds, before expenses, to the Selling shareholder	$29.8416	$1,626,367,200	$1,870,322,280

        The expenses of the offering, not including the underwriting discount, are estimated at approximately $1.0 million and are payable by us (other than certain expenses to be borne by the selling shareholder). We have agreed to reimburse the underwriters for certain expenses up to $40,000 in connection with Financial Industry Regulatory Authority and "blue sky" expenses.

Option to Purchase Additional Shares

        The selling shareholder has granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 8,175,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to the underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We and the selling shareholder have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock during the period from the date of this prospectus supplement continuing through the date that is 60 days after the date of this prospectus supplement, except with the prior written consent of each of BofA Securities, Inc. and Goldman Sachs & Co. LLC.

New York Stock Exchange Listing

        The shares of Common Stock are listed on the NYSE under the symbol "ELAN."

Price Stabilization, Short Positions

        Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Common Stock. However, the representatives may engage in transactions that stabilize the price of our Common Stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with the offering, the underwriters may purchase and sell shares of our Common Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of Common Stock made by the underwriters in the open market prior to the completion of the offering.

        We have been advised by the underwriters that, prior to purchasing the shares of Common Stock being offered pursuant to this prospectus supplement, on November 30, 2020, one of the underwriters purchased on behalf of the syndicate, 152,909 shares of Common Stock at an average price of $30.498 per share in stabilizing transactions.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over the counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

        Some of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, certain of the underwriters and/or their affiliates are also lenders and/or arrangers under our term loan and revolving credit facilities, for which they received or will receive customary fees.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they should acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

        In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notification made to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  a.
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  b.
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

  c.
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

        The Company, the underwriters, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements, and agreements.

        For the purposes of this provision, the expression an "offer to the public" in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

        The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

        The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, see section 2A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

        The Common Stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Common Stock was not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares of Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Common Stock pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law; or

  (d)
  as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Japan

        The Common Stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations, and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Switzerland

        The Common Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Common Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, or the Common Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Common Stock.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of Common Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Common Stock offered should conduct their own due diligence on the shares of Common Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares of Common Stock may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares of Common Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

        The validity of the Common Stock being offered by this prospectus supplement and the accompanying prospectus has been passed upon by Barnes & Thornburg LLP. Certain other legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Ropes & Gray LLP will act as counsel for the underwriters.

EXPERTS

Elanco

        The consolidated and combined financial statements of Elanco Animal Health Incorporated appearing in Elanco Animal Health Incorporated's Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Elanco Animal Health Incorporated's internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Bayer Animal Health Business

        The financial statements of the Animal Health Business of Bayer Aktiengesellschaft as of and for the years ended December 31, 2019, 2018 and 2017, incorporated in this prospectus by reference, have been audited by Deloitte GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, as stated in their report incorporated herein by reference (which report expresses an unmodified opinion on the financial statements and includes an emphasis of matter paragraph that the Bayer Animal Health Business has not operated as a separate group of entities, and the financial statements might not necessarily be indicative of results that would have occurred if the Bayer Animal Health Business had been a separate stand-alone group of entities during the period presented or of future results of the Bayer Animal Health Business), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Elanco Animal Health Incorporated

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

        We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

        These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

        Our common stock is traded on the New York Stock Exchange under the symbol "ELAN." If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

        Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See "Risk Factors" beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. This prospectus provides you with a general description of the securities. Each time we offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading "Incorporation by Reference."

        The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC's website at www.sec.gov.

        We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus, in the documents incorporated by reference into this prospectus supplement as described under "Where You Can Find More Information," in any accompanying prospectus supplement and in any free writing prospectus we may authorized to be delivered to you. We will not take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement or freewriting prospectus related thereto, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See "Plan of Distribution."

        The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

        In this prospectus, the terms "Elanco," the "Company," "we," "us" and "our" refer to Elanco Animal Health Incorporated, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC's website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.elanco.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

        As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed on February 20, 2019), including portions of our Proxy Statement for the 2019 annual meeting of shareholders (filed on April 3, 2019) to the extent specifically incorporated by reference therein;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 (filed on May 14, 2019), June 30, 2019 (filed on August 13, 2019) and September 30, 2019 (filed on November 8, 2019);

  •
  our Current Reports on Form 8-K filed on March 13, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), April 26, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibits 99.1 and 99.2 thereto), May 9, 2019 (excluding the information disclosed pursuant to Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 thereto), July 18, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), August 9, 2019, August 20, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibits 99.1 and 99.2 thereto), September 30, 2019 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), October 17, 2019, December 9, 2019, December 20, 2019, January 17, 2020 and January 21, 2020 (Item 8.01 and the exhibits incorporated by reference); and

  •
  the description of Elanco's capital stock set forth in Elanco's Registration Statement on Form 8-A filed on September 18, 2018, and any amendment or report filed with the SEC for the purpose of updating that description.

        All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.elanco.com) is not incorporated into this prospectus.

        You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Elanco Animal Health Incorporated
Attention: Michael-Bryant Hicks
2500 Innovation Way
Greenfield, IN 46140
Telephone: (877) 352-6261

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. In particular, information appearing under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" includes forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions and the following:

  •
  heightened competition, including from innovation or generics;

  •
  the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

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  changes in regulatory restrictions on the use of antibiotics in food animals;

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  our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

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  consolidation of our customers and distributors;

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  an outbreak of infectious disease carried by food animals;

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  the success of our research and development ("R&D") and licensing efforts;

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  our ability to complete acquisitions and successfully integrate the businesses we acquire, including obtaining the necessary antitrust approvals for, and successfully integrating, the Bayer Aktiengesellschaft's ("Bayer") animal health business (the "Bayer Animal Health Business");

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  our ability to obtain financing for the acquisition of the Bayer Animal Health Business on favorable terms;

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  misuse, off-label or counterfeiting use of our products;

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  unanticipated safety, quality or efficacy concerns associated with our products;

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  the impact of weather conditions and the availability of natural resources;

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  disruption in our supply chain due to manufacturing issues experienced by our contract manufacturers;

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  the impact of increased or decreased sales to our channel distributors resulting in higher or lower inventory levels held by them in advance of or trailing actual customer demand, which could lead to variations in quarterly revenue results;

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  risks related to our presence in emerging markets;

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  changes in U.S. foreign trade policy, imposition of tariffs or trade disputes;

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  the impact of global macroeconomic conditions; and

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  the effect on our business resulting from our separation from Eli Lilly & Co. ("Lilly"), including the various costs associated with transition to a stand-alone entity.

        There may be other factors that may cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You should carefully read the factors described under the "Risk Factors" section herein, any prospectus supplement, and in the documents incorporated herein by reference.

        All forward-looking statements speak only as of the date of this prospectus, even if subsequently made available by us on our website or otherwise, and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We disclaim any obligation to update or revise forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

THE COMPANY

        Founded in 1954 as part of Lilly, Elanco is a premier animal health company that innovates, develops, manufactures and markets products for companion and food animals. Headquartered in Greenfield, Indiana, we are the fourth largest animal health company in the world, with over $3 billion in revenue for the year ended December 31, 2018. Globally, we are #1 in medicinal feed additives, #2 in poultry, and #3 in other pharmaceuticals, which are mainly companion animal therapeutics, measured by 2018 revenue, according to Vetnosis. We offer a diverse portfolio of more than 125 brands that make us a trusted partner to veterinarians and food animal producers in more than 90 countries.

        For a description of our business, financial condition, results of operations and other important information regarding Elanco, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information." More information about us is also available through our website at www.elanco.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

        Our principal executive offices are located at 2500 Innovation Way, Greenfield, Indiana 46140, telephone (877) 352-6261.

 RISK FACTORS

        Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see "Incorporation by Reference." These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

        Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

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  repurchases of shares of our common stock;

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  debt repayment;

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  working capital;

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  research and development expenditures; and/or

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  capital expenditures.

        We may also use such proceeds to fund acquisitions of businesses or product lines that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK

        The following is a summary of Elanco's capital stock and important provisions of Elanco's amended and restated articles of incorporation and amended and restated bylaws. This summary does not purport to be complete and is subject to and qualified by Elanco's amended and restated articles of incorporation and amended and restated bylaws and by the provisions of applicable law.

        Elanco's authorized capital stock is comprised of 6,000,000,000 shares, which are made up of (i) 5,000,000,000 shares of Elanco common stock and (ii) 1,000,000,000 shares of preferred stock, no par value, the rights and preferences of which may be established from time to time by Elanco's board of directors.

        As of December 31, 2019, there were 373,011,513 outstanding shares of Elanco common stock and no outstanding shares of preferred stock.

Common Stock

        Holders of our common stock are entitled to the rights set forth below.

Voting Rights

        The holders of Elanco common stock are entitled to one vote per share on all matters submitted to a vote of Elanco's shareholders (including the election or removal of directors), and do not have cumulative voting rights. Directors are elected by a plurality of the votes entitled to be cast. Except as otherwise provided in Elanco's amended and restated articles of incorporation or as required by law, all matters to be voted on by Elanco's shareholders other than matters relating to the election and removal of directors will be approved if votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a majority of the outstanding shares entitled to vote on such matter is represented in person or by proxy.

Dividend Rights

        Holders of Elanco common stock will share equally in any dividends that may be declared by Elanco's board of directors out of funds legally available therefor, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of Elanco's affairs, holders of Elanco common stock would be entitled to share ratably in Elanco's assets that are legally available for distribution to shareholders. If Elanco has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, Elanco must pay the applicable distribution to the holders of its preferred stock before it may pay distributions to the holders of Elanco common stock.

Other Rights

        Holders of Elanco common stock do not have preemptive or other rights to subscribe for additional shares of Elanco's stock. All outstanding shares of Elanco common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Elanco common stock will be subject to those of the holders of any shares of preferred stock that Elanco may issue in the future.

Registration Rights

        Pursuant to the Share and Asset Purchase Agreement, dated August 20, 2019 (the "Purchase Agreement"), between us and Bayer, we have agreed to issue a number of shares of our common stock, equal to approximately $2.28 billion divided by the volume weighted average trading price of our common stock on the New York Stock Exchange for the twenty consecutive trading days ending on the day before the closing of the purchase of the Bayer Animal Health Business following the satisfaction or waiver of certain conditions (the "Acquisition") (the "Consideration Shares") as part of the consideration to acquire the Bayer Animal Health Business. The number of Consideration Shares is subject to a minimum share number of 92.5% and a maximum share number of 107.5% of the baseline share number of approximately $2.28 billion divided by an initial share price of $33.60, and is subject to adjustment for dividends declared on our common stock.

        In connection with our agreement to issue Bayer the Consideration Shares, we have agreed to use our reasonable best efforts to file a shelf registration statement with the SEC within 60 days after the closing date of the Acquisition. The Purchase Agreement provides that Bayer may request that we complete underwritten offerings with respect to the Consideration Shares, subject to limitations on minimum offering size. The completion of the Acquisition is subject to the satisfaction of certain customary closing conditions, including the receipt of antitrust approvals and the absence of any law or order enjoining or otherwise prohibiting the Acquisition in specified jurisdictions. Bayer will receive the Consideration Shares at completion of the Acquisition.

        Registration expenses.    We are generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the Purchase Agreement. We have also agreed to pay the fees and expenses of one counsel to Bayer. Bayer is responsible for any applicable underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Consideration Shares.

        Indemnification.    Under the Purchase Agreement, we are obligated to indemnify (or make contribution to, as applicable) Bayer for certain liabilities under securities (or other similar) laws. In limited situations, Bayer is obligated to indemnify (or make contribution to, as applicable) us for losses relating to the information provided by or failed to be provided by Bayer, as applicable, in any registration statement, prospectus or related document.

        Transfer.    For the twelve months following the closing of the Acquisition, Bayer is subject to certain lock-up restrictions with respect to the transfer of the Consideration Shares, subject to certain specified exceptions: (i) in the three months following the closing of the Acquisition, Bayer may not transfer any portion of the Consideration Shares; (ii) from the date that is three months following the closing until the date that is six months following the closing, Bayer may transfer no more than 50% of the Consideration Shares received at closing; (iii) from the date that is six months following the closing until the date that is nine months following the closing, Bayer may transfer no more than 50%, or in the event of transfer of all of the Consideration Shares then held by Bayer, no more than 75% of the Consideration Shares received by Bayer at the closing; and (iv) from the date that is nine months following the closing date until the date that is 12 months following the closing Bayer may transfer no more than 50%, or in the event of transfer of all of the Consideration Shares then held by Bayer, no more than 75% of the Consideration Shares received at closing.

        Standstill.    For so long as Bayer beneficially owns four percent or more of our outstanding common stock, they will be subject to certain customary "standstill" restrictions that generally restrict them from, among other things: (i) acquiring beneficial ownership of any additional shares of our common stock; or (ii) offering or publicly announcing any tender offer, exchange offer or merger in respect of our common stock.

        Term.    The registration rights will remain in effect with respect to any shares of our common stock covered by the Purchase Agreement until:

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  such shares have been sold pursuant to an effective registration statement under the Securities Act;

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  such shares have been sold pursuant to Rule 144 under the Securities Act; or

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  such shares may be sold pursuant to Rule 144 under the Securities Act without being subject to the volume or manner of sale restrictions in such rule and Bayer holds no more than 1% of our outstanding shares.

        The foregoing description of Bayer's registration rights (and associated lock-up and standstill restrictions) pursuant to the Purchase Agreement is qualified in its entirety by reference to the Annex 27 to the Purchase Agreement, a copy of which is filed as Exhibit 4.3 hereto and is hereby incorporated by reference.

Preferred Stock

        Elanco's board of directors is authorized to provide for one or more series of preferred stock and to fix the terms of such preferred stock, including the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preferences and to fix the number of shares to be included in any such series without any further vote or action by Elanco's shareholders. Any preferred stock so issued may rank senior to Elanco's common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Elanco without further action by the shareholders and may adversely affect the voting and other rights of the holders of Elanco common stock. Elanco's board of directors has not authorized the issuance of any shares of preferred stock, and Elanco has no agreements or plans for the issuance of any shares of preferred stock.

Anti-takeover Effects of Provisions of Elanco's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

        Elanco's amended and restated articles of incorporation and amended and restated bylaws contain certain provisions that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares held by shareholders.

Special Meetings

        Elanco's amended and restated bylaws provide that special meetings of holders of common stock may be called only by Elanco's board of directors or the Chairman of the board of directors. Holders of Elanco's common stock are not permitted to call a special meeting or to require that Elanco's board of directors call a special meeting of shareholders.

Advance Notice Procedures

        Elanco's amended and restated bylaws include an advance notice procedure for the nomination, other than by or at the direction of Elanco's board of directors, of candidates for election as directors as well as for other shareholder proposals to be considered at annual meetings of shareholders. In general, Elanco's amended and restated bylaws provide that notice of intent to nominate a director or raise business at such meetings must be received by Elanco not less than 120 days nor more than

150 days prior to the date on which Elanco's proxy statement is released to shareholders in connection with the previous year's annual meeting, or in the event that no annual meeting was held in the previous year, or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the proposing shareholder to be timely must be received not later than the close of business on the later of 120 days in advance of such meeting or 10 days following the date on which public disclosure of the date of the meeting is first made and, in each case, must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the shareholder submitting the proposal.

Classified Board

        Elanco's amended and restated articles of incorporation and Elanco's amended and restated bylaws provide for Elanco's board of directors to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms of office. Approximately one-third of Elanco's board of directors will be elected each year to three-year terms of office, and Elanco's directors (other than directors appointed by holders of preferred stock) may be removed only for cause and only upon the affirmative vote of holders of at least 66 2/3% of Elanco's outstanding voting stock.

        Under Section 23-1-39-1 of the Indiana Business Corporation Law (the "IBCL"), only Elanco's board of directors can amend, and shareholders do not have the right to amend, Elanco's amended and restated bylaws.

Certain Provisions of the Indiana Business Corporation Law

Shareholder Action by Unanimous Written Consent

        Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of Elanco common stock may be effected only at an annual meeting or special meeting of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

Control Share Acquisition

        Elanco's amended and restated articles of incorporation provide that Chapter 42 of the IBCL does not apply to Elanco. However, Elanco could elect to be subject to Chapter 42 in the IBCL in the future. Chapter 42 of the IBCL is designed to protect minority shareholders in the event that a shareholder acquires shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more). Upon the acquisition of control shares, the approval of the rights of the acquirer to vote the shares in excess of each level of ownership (and shares acquired in transactions deemed related) must be obtained from a majority of the disinterested shareholders before the acquiring shareholder may vote such shares. Under certain circumstances, including in the event that shareholder approval is not obtained, the shares held by the acquirer may be redeemed by the corporation at the fair value of the shares as determined by the control share acquisition provision.

Certain Business Combinations

        Under the business combinations provision of the IBCL, or Chapter 43, any shareholder who acquires a 10%-or-greater ownership position in an Indiana corporation with a class of voting shares registered under Section 12 of the Exchange Act (and that, like us, has not opted-out of this provision) is prohibited for a period of five years from completing a business combination (generally a merger, significant asset sale or disposition or significant issuance of additional shares) with the corporation unless, prior to the acquisition of such 10% interest, the board of directors of the corporation approved either the acquisition of such interest or the proposed business combination. If such board approval is not obtained, then five years after a 10% shareholder has become such, a business combination with the 10% shareholder is permitted if all provisions of the articles of the corporation are complied with and either a majority of disinterested shareholders approves the transaction or all shareholders receive a price per share determined in accordance with the fair price criteria of the business combinations provision of the IBCL. An Indiana corporation may elect to remove itself from the protection provided by the Indiana business combinations provision, but such an election remains ineffective for 18 months and does not apply to a combination with a shareholder who acquired a 10% ownership position prior to the election.

Limitations on Liability and Indemnification of Officers and Directors

        Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, the individual reasonably believed that the conduct was in the corporation's best interests and in all other cases, the individual reasonably believed that the conduct was not against the best interests of the corporation; and in the case of criminal proceedings, the individual either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

        Elanco's amended and restated articles of incorporation and amended and restated bylaws provide for indemnification, to the fullest extent permitted by the IBCL, of Elanco's directors, officers and employees against liability and reasonable expenses that may be incurred by them, arising out of any threatened, pending or completed investigation, claim, suit or proceeding, whether civil, administrative, investigative or criminal, in which they may become involved by reason of being or having been a director, officer or employee. To be entitled to indemnification, (a) those persons must have been wholly successful in the claim or action, or (b) the board of directors, independent legal counsel or the shareholders must have determined that such persons acted in good faith in what they reasonably believed to be in Elanco's best interest, or in the case of conduct not in the individual's official capacity with Elanco, did not act in opposition to Elanco's best interest. In addition, in any criminal action, such persons must have had no reasonable cause to believe that their conduct was unlawful. Elanco's amended and restated bylaws provide for mandatory advancement of expenses to such persons provided certain conditions are met, including provision of a written undertaking to repay such advancements, should it be determined that the person is not entitled to indemnification.

        The IBCL permits Elanco to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with us, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Elanco will maintain such insurance for its directors, officers and employees and those of Elanco's subsidiaries, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, including claims under the Securities Act.

Transfer Agent and Registrar

        The transfer agent and registrar for Elanco's common stock is Computershare Trust Company, N.A.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of Elanco Animal Health Incorporated. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

        Debt securities will be issued under one or more supplemental indentures to the Indenture, dated as of August 28, 2018 (the "indenture"), between us and Deutsche Bank Trust Company Americas, as trustee. A copy of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

        The debt securities will represent direct, general obligations of Elanco Animal Health Incorporated, and:

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  may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

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  may be issued in one or more series with the same or various maturities;

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  may be issued at a price of 100% of their principal amount or at a premium or discount;

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  may be issued in registered form and certificated or uncertificated form; and

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  may be represented by one or more global debt securities registered in the name of a designated depositary's nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

        The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

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  the title of the debt securities of the series (which will distinguish the debt securities of the series from all other debt securities);

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  any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, and except for any debt securities which are deemed never to have been authenticated and delivered hereunder);

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  the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

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  the date or dates on which the principal of the debt securities of the series is payable and/or the method by which such date or dates shall be determined;

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  the rate or rates (or method for establishing the rate or rates) at which the debt securities of the series will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable and the regular record date for the interest payable on any interest payment date (or method for establishing such date or dates);

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  the place or places where the principal of (and premium, if any) and interest on debt securities of the series will be payable;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option;

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  our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

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  if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined;

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  if other than such currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the currency or currencies (including composite currencies) in which payment of the principal of (and premium, if any) and/or interest on the debt securities of the series will be payable;

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  if the principal of (and premium, if any) and/or interest on the debt securities of the series are to be payable, at our election or any holder, in a currency or currencies (including composite currencies) other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

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  if the amounts of payments of principal of (and premium, if any) and/or interest on the debt securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

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  in the case of debt securities of a series the terms of which are not established, the adoption and applicability, if any, to such debt securities of any terms and conditions;

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  whether the debt securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or global securities;

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  any additional or different events of default that apply to debt securities of the series, and any change in the right of the trustee or the holders of such debt securities to declare the principal thereof due and payable;

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  any additional or different covenants that apply to debt securities of the series;

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  the form of the debt securities of the series; and

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  any other terms of the series (which terms shall not contradict the provisions of the indenture).

        The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

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  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

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  debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

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  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

        All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

        The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

        Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

        Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

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  any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

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  the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

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  any other matter relating to the actions and practices of the depositary, its nominee or its participants.

        Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

        We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name."

        If we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof.

Certain Covenants

        If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

        Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

        Each of the following will constitute an event of default under the indenture with respect to any series of debt securities:

  •
  default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

  •
  failure to pay interest on the debt securities of that series within 30 days of the due date;

  •
  failure to make a deposit of any sinking fund payment of the debt securities of that series when and as due;

  •
  failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

  •
  certain events of bankruptcy, insolvency or reorganization affecting us.

        A prospectus supplement may omit, modify or add to the foregoing events of default.

        An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 33% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.

        If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 33% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

        The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

        Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against any costs, expenses or liabilities. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that would subject the trustee to a risk of personal liability for which the trustee has not received reasonably satisfactory indemnification and/or security. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

        Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

  •
  such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

  •
  the holder or holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities, to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

        The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after the trustee has gained knowledge of the default. Except in the case of a default in the payment of the principal or premium, if any, or interest with respect to any debt security of a series or in the payment of any sinking fund installment with respect to any debt security of a series, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders of such series.

        The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 10 business days after becoming aware of the occurrence thereof, written notice of certain defaults and events of default.

        Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

        Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

        No such modification or amendment may, without the consent of each holder affected thereby:

  •
  change the stated maturity of, the principal of, or any installment of principal of or interest on debt securities;

  •
  reduce the principal amount of debt securities or the rate of interest thereon or any premium payable upon the redemption thereof;

  •
  reduce the amount of the principal of an original issue discount for debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof;

  •
  adversely affect any right of repayment of debt securities at the holder's option;

  •
  change any place of payment where, or the currency in which, debt securities or any premium or the interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities (or, in the case of redemption, on or after the redemption date);

  •
  modify the debt securities of any series to subordinate such debt securities to other indebtedness;

  •
  reduce the percentage in principal amount of the outstanding debt securities of the series for such outstanding debt security;

  •
  reduce the consent of holders for debt securities that is required for any supplemental indenture or that is required for any waiver (of compliance with certain provisions of the indenture or certain defaults hereunder and their consequences) provided for in the indenture; or

  •
  make any change in the amendment provisions which require each holder's consent or in the waiver provision, subject to limited exceptions for the waiver provision.

        Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

  •
  to evidence our succession and the assumption by any such successor of our covenants and the debt securities;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon us;

  •
  to add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

  •
  to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of new debt securities, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  to make a change to the debt securities of any series that does not materially adversely affect the rights of any holder of the debt securities of such series;

  •
  to establish the form or terms of debt securities of any series as permitted;

  •
  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

  •
  to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  to add guarantees with respect to, or to secure, the debt securities of any series; or

  •
  to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Mergers and Sales of Assets

        The indenture provides that we will not consolidate with, merge with or into or sell, convey, transfer, lease or otherwise dispose in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not Elanco, is a person organized and existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of our obligations under the indenture and the debt securities; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and (iii) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, Elanco under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

        Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

        In addition, we will have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

        The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

        The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

        The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

  •
  the title of such debt warrants;

  •
  the offering price for such debt warrants, if any;

  •
  the aggregate number of such debt warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

  •
  if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

  •
  if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution or adjustment provisions of such debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such debt warrants; and

  •
  any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

        The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

  •
  the title of such warrants;

  •
  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  the designation and terms of the offered securities purchasable upon exercise of such warrants;

  •
  if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

  •
  if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

  •
  the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  the antidilution provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF THE RIGHTS

        We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

        The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

  •
  the date of determining the security holders entitled to the rights distribution;

  •
  the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

  •
  the exercise price;

  •
  the conditions to completion of the rights offering;

  •
  the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

  •
  any applicable federal income tax considerations.

        Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

        If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF THE PURCHASE CONTRACTS

        We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a "prepaid security," upon release to a holder of any collateral securing such holder's obligations under the original contract.

        The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

 DESCRIPTION OF THE UNITS

        We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any prospectus supplement related to any particular units will describe, among other things:

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  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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  if appropriate, any special United States federal income tax considerations applicable to the units; and

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  any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

        We may offer and sell the securities in any one or more of the following ways:

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  to or through underwriters, brokers or dealers;

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  directly to one or more other purchasers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  through agents on a best-efforts basis; or

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  otherwise through a combination of any of the above methods of sale.

        In addition, we may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

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  enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

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  sell securities short and deliver the securities to close out short positions;

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  enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

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  loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

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  the purchase price of the securities and the proceeds we will receive from the sale of the securities;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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  any commissions allowed or paid to agents;

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  any other offering expenses;

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  any securities exchanges on which the securities may be listed;

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  the method of distribution of the securities;

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  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

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  any other information we think is important.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

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  at a fixed price or prices that may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices;

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  at varying prices determined at the time of sale; or

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  at negotiated prices.

        Such sales may be effected:

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  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in transactions in the over-the-counter market;

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  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

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  through the writing of options; or

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  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any securities offered under this prospectus will be listed on the New York Stock Exchange (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

        The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

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  commercial and savings banks;

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  insurance companies;

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  pension funds;

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  investment companies; and

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  educational and charitable institutions.

        In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

        Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

        Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York and Barnes & Thornburg LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Elanco

        The consolidated and combined financial statements of Elanco Animal Health Incorporated appearing in Elanco Animal Health Incorporated's Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Bayer Animal Health Business

        The financial statements of the Animal Health Business of Bayer Aktiengesellschaft as of and for the years ended December 31, 2016, 2017 and 2018, incorporated in this prospectus by reference have been audited by Deloitte GmbH Wirtschaftsprüfungsgesellschaft, independent auditors, as stated in their report incorporated herein by reference, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

54,500,000 Shares

Elanco Animal Health Incorporated

Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities

Goldman Sachs & Co. LLC

Credit Suisse

November 30, 2020